UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2019

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2019, Rennova Health, Inc. (the “Company”) closed an offering of $500,000 aggregate principal amount of Debentures due June 3, 2019 (the “Debentures”). The offering was pursuant to the terms of a Bridge Debenture Agreement, dated as of May 12, 2019 (the “Agreement”), between the Company and certain existing institutional investors of the Company. The Debentures are secured and guaranteed by the Company’s subsidiaries on the same terms as provided in the Securities Purchase Agreement, dated as of August 31, 2017. The Debentures may also be exchanged for shares of the Company’s Series I-2 Convertible Preferred Stock under the terms of the previously-announced Exchange Agreement, dated as of October 30, 2017.

Christopher Diamantis, a director of the Company, is a guarantor of the Debentures. He also agreed to guarantee the debentures issued by the Company on February 24, 2019 (the “February Debentures”) (in the principal amount of $300,000) and on March 27, 2019 (the “March Debentures”) (in the principal amount of $300,000). The February Debentures were due May 24, 2019 and the March Debentures were due June 27, 2019. The Agreement provided that each of the February Debentures and the March Debentures are now due June 3, 2019 (the same date as the Debentures).

As previously announced, the Company issued Series B Common Stock Purchase Warrants on March 31, 2017 and September 19, 2017, each with a term of 18 months. The terms of each of such Warrants had been extended to September 2019. Under the terms of the Agreement, the terms of these Warrants have been further extended to March 31, 2022.

The Debentures were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and by Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

The foregoing description of the Agreement and the Debentures does not purport to be complete and is qualified in its entirety by reference to the form of the Agreement, which is attached hereto as Exhibit 10.173 and is incorporated by reference herein.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

For family reasons, Jonathan Immordino submitted his resignation on May 10, 2019 as Chief Financial Officer of the Company. In submitting his resignation, Mr. Immordino did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board of Directors has appointed Seamus Lagan, the Chief Executive Officer of the Company, as the Interim Chief Financial Officer. The Company is currently seeking a new full-time Chief Financial Officer.

Item 8.01. Other Events.

As a result of conversions and exercises of certain of the Company’s securities, as of May 14, 2019 the Company had 5,708,936,775 shares of common stock issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.173	Form of Bridge Debenture Agreement, dated as of May 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2019	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)